Exhibit 32.1

Silvergraph International, Inc.

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

The undersigned executive officers of Silvergraph International, Inc. certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

a.

the quarterly report on Form 10-Q of Silvergraph International, Inc. for the quarter ended March 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.

the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Silvergraph International, Inc.

Date: May 20, 2008	/s/ James R. Simpson James R. Simpson Chief Executive Officer Principal Financial Officer